UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 12, 2006

Zoom Technologies, Inc.
(Exact Name Of Registrant As Specified In Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

0-18672	51-0448969
(Commission File Number)	(I.R.S. Employer Identification No.)

207 South Street, Boston, MA	02111
(Address of Principal Executive Offices)	(Zip Code)

(617) 423-1072
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers

On December 12, 2006, the Compensation Committee of the Board of Directors of Zoom Technologies, Inc. (the “Company”) approved certain compensatory arrangements with Frank B. Manning, President and Chief Executive Officer, Peter R. Kramer, Executive Vice President, Robert A. Crist, Chief Financial Officer, Deena Randall, Vice President of Operations, and Terry Manning, Vice President of Sales and Marketing (each, a “Named Executive Officer”). Pursuant to these arrangements, the Compensation Committee approved the following:

•
If the Named Executive Officer is terminated by the Company for any reason other than for cause or a change of control or liquidation of the Company, then (i) all outstanding stock options issued after December 7, 2006 held by the Named Executive Officer will become immediately vested and will be exercisable for a period of up to 30 days after termination and (ii) the Company will pay severance to the Named Executive Officer in an amount equal to the greater of three months base salary or a number of weeks of base salary equal to the number of full years employed by the Company divided by two.

•
The Named Executive Officer will receive severance pay equal to six months base salary if (i) the Named Executive Officer’s employment is terminated without cause within six months after a change of control, (ii) the Named Executive Officer’s job responsibilities, reporting status or compensation are materially diminished and the Named Executive Officer leaves the employment of the acquiring company within six months after the change of control, or (iii) the Company is liquidated. In addition, in the event of a change of control or liquidation of the Company, outstanding stock options granted on or after December 7, 2006 will become immediately vested.

On December 12, 2006, the Compensation Committee also awarded stock options to purchase shares of the Company’s common stock to each of the Named Executive Officers at an exercise price of $1.03 per share. Subject to accelerated vesting for events described above, 50% of these stock options become exercisable one year after the date of grant and 50% of these stock options become exercisable two years after the date of grant provided the holder of the option remains employed by the Company. The form of non-qualified stock option agreement issued to each Named Executive Officer is filed as Exhibit 10.1 to this Current Report on Form 8-K.  The following table sets forth the number of shares of common stock of the Company underlying the stock options awarded to each of the Named Executive Officers.

Name of Named Executive Officer	Number of Shares Underlying Stock Options
Frank B. Manning	100,000
Peter R. Kramer	80,000
Robert A. Crist	40,000
Deena Randall	50,000
Terry Manning	40,000

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Exhibit Description
10.1	Form of Non-Qualified Stock Option Agreement for Named Executive Officers

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December ___, 2006	ZOOM TECHNOLOGIES, INC.

	By:	/s/ Robert A. Crist
Robert A. Crist, Chief Financial Officer